UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

POWERWAVE TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 10, 2005

To Our Shareholders:

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the Gaylord Texan Hotel, 1501 Gaylord Trail, Grapevine, Texas 76051, on Thursday, November 10, 2005 at 2:00 p.m., Central Time, for the following purposes:

1.	To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To approve the adoption of the 2005 Stock Incentive Plan which authorizes the issuance of a variety of equity awards, including non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and restricted stock units;

3.	To approve the amendment to the 1996 Director Stock Option Plan which changes the plan termination date from December 5, 2006 to December 5, 2016;

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal year 2005; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on September 20, 2005, (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the Record Date will be available during normal business hours for examination by any shareholder for any purpose germane to the Annual Meeting for a period of ten days prior to November 10, 2005, at the offices of Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.

All shareholders are urged to attend the Annual Meeting in person or by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. (BENEFICIAL OWNERS MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED VOTING INSTRUCTIONS.) For specific instructions on voting, please refer to the instructions on your enclosed proxy card. The proxy is revocable and will not affect your right to vote in person in the event you attend the Annual Meeting. You may revoke your proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the Annual Meeting. In addition, if you plan to attend the Annual Meeting in person, please check the appropriate box so that we can ensure we have proper accommodations.

Santa Ana, California September 28, 2005	By Order of the Board of Directors Kevin T. Michaels Chief Financial Officer and Secretary

ABOUT THE ANNUAL MEETING	1

What is the purpose of the Annual Meeting?	1
Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the Annual Meeting?	1
Who is entitled to vote at the Annual Meeting?	2
What is the difference between holding shares as a shareholder of record or as a beneficial owner?	2
How can I vote my shares in person at the Annual Meeting?	2
How can I vote my shares without attending the Annual Meeting?	2
Can I change my vote?	3
Who can attend the Annual Meeting?	3
What are the Board’s voting recommendations?	3
How are votes counted?	3
What vote is required to approve each item?	4
What does it mean if I receive more than one proxy or voting instruction card?	4
Where can I find the voting results of the Annual Meeting?	4
What happens if additional proposals are presented at the Annual Meeting?	4
What is the quorum requirement for the Annual Meeting?	4
Who will count the vote?	5
Is my vote confidential?	5
Who will bear the cost of soliciting votes for the Annual Meeting?	5
May I submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?	5
Directions to the Annual Meeting of Shareholders	6

STOCK OWNERSHIP	6

Who are the largest owners of Powerwave’s stock?	6
How much stock do Powerwave’s directors and executive officers own?	7
Section 16(a) Beneficial Ownership Reporting Compliance	8

STOCK PERFORMANCE COMPARISON	9

PROPOSAL 1—ELECTION OF DIRECTORS	10

How were directors compensated?	12
Meetings of the Board of Directors and Meeting Attendance	12
Attendance at Annual Meetings	12
Corporate Governance Policies and Practices	12
Code of Ethics	13
How do the shareholders communicate with the Company’s Board of Directors?	13
Changes to the Board since 2004	13
What committees has the Board established?	14
Certain Relationships and Transactions with Management and Others	16
Report of the Audit Committee	16
Audit and Non-Audit Fees	17

EXECUTIVE COMPENSATION	18

Report of the Compensation Committee on Executive Compensation	18
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	20
Executive Officers	20
Summary Compensation Table	21
Option Grants in Fiscal 2004	22
Aggregated Option Exercises and Values for Fiscal 2004	23
Employment Agreements and Change-in-Control Arrangements	23

PROPOSAL 2—APPROVAL OF THE 2005 STOCK INCENTIVE PLAN	25

PROPOSAL 3—APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR STOCK OPTION PLAN	33

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR STOCK OPTION PLAN	34

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	35

ANNUAL REPORT	35

EXHIBIT A—	A-1

EXHIBIT B—	B-1

POWERWAVE TECHNOLOGIES, INC.

1801 E. St. Andrew Place

Santa Ana, California 92705

PROXY STATEMENT

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the Board of Directors of Powerwave Technologies, Inc. for use in connection with the Annual Meeting of Shareholders to be held on Thursday, November 10, 2005, beginning at 2:00 p.m., Central Time, at the Gaylord Texan Hotel, 1501 Gaylord Trail, Grapevine, Texas 76051, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about September 28, 2005.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of directors, approval of the Company’s 2005 Stock Incentive Plan, approval of an amendment to the Company’s 1996 Director Stock Option Plan to extend the plan’s termination date to 2016 and ratification of the Company’s independent auditors. In addition, management will be available to respond to questions from shareholders.

Why am I receiving these materials?

Powerwave’s Board of Directors is providing these proxy materials for you in connection with our Annual Meeting of Shareholders, which will take place on Thursday, November 10, 2005. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Powerwave’s 2004 Annual Report and audited consolidated financial statements, proxy card and return envelope are also enclosed.

What proposals will be voted on at the Annual Meeting?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of nine directors until the next Annual Meeting of Shareholders;

•	approval of the adoption of the 2005 Stock Incentive Plan;

•	approval of an amendment to the 1996 Director Stock Option Plan which changes the plan termination date from December 5, 2006 to December 5, 2016; and

•	the ratification of the appointment of Deloitte & Touche LLP as Powerwave’s independent auditors for fiscal year 2005.

Who is entitled to vote at the Annual Meeting?

The Common Stock of Powerwave constitutes the only class of securities entitled to notice of, to attend and to vote at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on September 20, 2005, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of September 20, 2005, there were 110,334,169 shares of Common Stock issued and outstanding. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. Each outstanding share of Powerwave Common Stock will be entitled to one vote on each matter.

What is the difference between holding shares as a shareholder of record or as a beneficial owner?

Most shareholders of Powerwave hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Powerwave’s transfer agent, U.S. Stock Transfer Corporation, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Powerwave. As the shareholder of record, you have the right to grant your voting proxy directly to Powerwave or to vote in person at the Annual Meeting. Powerwave has enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. The voting instruction card provides various alternative voting methods, such as via the Internet, by telephone or by mail.

Shares held through VPC

If your shares are held through the VPC in Sweden, either directly or indirectly through a bank or other nominee, you will receive a voting instruction card from WM-data.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, Powerwave recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares in person.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote your directly held shares by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee following the instructions on the form included with this package. Shareholders of Powerwave who hold their shares through the VPC in Sweden will receive, along with this Notice of Annual Meeting and Proxy Statement, voting instructions, a proxy card and a postage pre-paid return envelope from WM-data. All proxy cards for shareholders holding shares through the VPC should be returned using the enclosed return envelope. Any questions from shareholders who hold their shares through the VPC should be directed to WM-data at +46 8 671 29 83.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request to do so. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Who can attend the Annual Meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting. All shareholders are welcome to attend the Annual Meeting in person or by proxy. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. For specific instructions on voting, please refer to the instructions on your proxy card or the voting instruction card.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board unanimously recommends a vote:

•	FOR election of the nominated slate of directors (see Proposal 1);

•	FOR approval of the adoption of the 2005 Stock Incentive Plan (see Proposal 2);

•	FOR approval of the amendment to the 1996 Director Stock Option Plan which changes the plan termination date from December 5, 2006 to December 5, 2016 (see Proposal 3); and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2005 (see Proposal 4).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or you may vote “WITHHOLD AUTHORITY” with respect to one or more of the nominees. For the approval of the 2005 Stock Incentive Plan, the approval of the amendment to the 1996 Director Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP, you may vote “FOR”, “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board as described above.

What vote is required to approve each item?

Election of Directors

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a withheld vote will have the effect of a negative vote.

Other Items

For the approval of the 2005 Stock Incentive Plan, the approval of the amendment to the 1996 Director Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

Powerwave will announce preliminary voting results at the Annual Meeting and publish the final results in Powerwave’s Annual Report on Form 10-K for fiscal year 2005.

What happens if additional proposals are presented at the Annual Meeting?

Other than the four proposals described in this Proxy Statement, Powerwave does not expect any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Ronald J. Buschur, Powerwave’s President and Chief Executive Officer, and Kevin T. Michaels, Powerwave’s Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of Powerwave’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. Based on the number of shares outstanding on the September 20, 2005 record date of 110,334,169, a total of 55,167,085 shares will constitute a quorum for purposes of this Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares. Abstentions are treated as shares present and entitled to vote for purposes of any matter for which a majority of shares present are required for passage and, accordingly will have the same effect as a vote against such matters.

Who will count the vote?

A representative of U.S. Stock Transfer Corporation, Powerwave’s transfer agent, will tabulate the votes and either a representative of U.S. Stock Transfer Corporation or an officer of Powerwave will act as the Inspector of Elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Powerwave or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Powerwave’s management.

Who will bear the cost of soliciting votes for the Annual Meeting?

Powerwave will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Powerwave’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Powerwave has retained the services of MacKenzie Partners, Inc. (“MacKenzie”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Powerwave estimates that it will pay MacKenzie a fee of $5,000 for its services, plus out of pocket expenses. Powerwave will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Powerwave has also retained the services of WM-data to aid in the solicitation of proxies in Sweden. Powerwave estimates that it will pay WM-data a fee of $13,500 for such services in addition to any out of pocket expenses.

May I submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders or nominate individuals to serve as directors?

Any shareholders desiring to submit a proposal for inclusion in the Proxy Statement for next year’s Annual Meeting of Shareholders to be held in 2006 should arrange for such proposal to be delivered to the Secretary of Powerwave at its principal place of business no later than April 15, 2006 in order to be considered for inclusion in that Proxy Statement. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities and Exchange Act of 1934, Rules and Regulations of the SEC and other laws and regulations, as well as our bylaws, to which interested persons should refer. Powerwave currently anticipates that its next Annual Meeting will be held in July 2006. See “What Committees has the Board Established?—Nominating and Corporate Governance Committee” for a discussion on how to nominate directors below.

Under Rule 14a-4 as promulgated under the Securities and Exchange Act of 1934, as amended, Powerwave will be allowed to use its discretionary voting authority when the proposal is raised at any Annual Meeting, without any discussion of the matter in the Proxy Statement for that meeting, in two situations: (i) if a proponent of a proposal fails to notify Powerwave at least 45 days prior to the current year’s anniversary of the date of the mailing of the prior year’s Proxy Statement, or (ii) if the date of the Annual Meeting has changed by more than 30 days from the prior year, if notice is not received within a reasonable period of time before Powerwave mails the Proxy Statement for the current year.

Directions to the Annual Meeting of Shareholders

The Annual Meeting of Shareholders of Powerwave Technologies, Inc. will be held at the Gaylord Texan Hotel, 1501 Gaylord Trail, Grapevine, Texas 76051, on Thursday, November 10, 2005 at 2:00 p.m. Central Time. The Gaylord Texan Hotel is located six minutes from the Dallas-Fort Worth International Airport and 20 minutes from either downtown Dallas or downtown Fort Worth. Driving directions to the Gaylord Texan Hotel are available at the hotel’s website, www.gaylordhotels.com/gaylordtexan/.

STOCK OWNERSHIP

Who are the largest owners of Powerwave’s stock?

Based on a review of Schedule 13G filings with the U.S. Securities and Exchange Commission, Powerwave has the following shareholders owning more than 5% of the outstanding shares of Powerwave Common Stock as of September 20, 2005:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding(1)
FMR Corp. 82 Devonshire Street, Boston, MA 02109	12,722,540	(2)	11.5

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of September 20, 2005 are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. As of September 20, 2005, the Company had a total of 110,334,169 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.
(2)	Based on a Schedule 13G dated May 10, 2005, filed with the Securities and Exchange Commission by FMR Corp., which reflects ownership as of April 30, 2005. The Schedule 13G states that FMR Corp. has sole voting power to vote or direct the vote of 282,400 shares and sole dispositive power as to 12,722,540 shares.

How much stock do Powerwave’s directors and executive officers own?

The following table shows the amount of Powerwave Common Stock beneficially owned (unless otherwise indicated) by our directors, the executive officers and all directors and executive officers as a group. Except as otherwise indicated, all information is as of September 20, 2005.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percentage of Shares Outstanding(2)
Mikael R. Gottschlich	2,651,250	(3)	2.4
Bruce C. Edwards	965,011	(4)	*
Ronald J. Buschur	647,916	(5)	*
Kevin T. Michaels	402,216	(6)	*
John L. Clendenin	149,000	(7)	*
Robert J. Legendre	147,500	(8)	*
David L. George	40,625	(9)	*
Eugene L. Goda	35,000	(10)	*
Andrew J. Sukawaty	20,000	(11)	*
Daniel A. Artusi	21,875	(12)	*
Gregory K. Gaines	25,000	(13)	*
Carl W. Neun	5,800	(14)	*
All Directors and Executive Officers as a Group (12 persons)	5,111,193	(15)	4.6

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each holder is: c/o Powerwave Technologies, Inc., 1801 E. St. Andrew Place, Santa Ana, California 92705.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of September 20, 2005, and shares of Common Stock subject to our outstanding 1.25% convertible notes due July 2008 and our outstanding 1.875% convertible notes due November 2024 currently convertible, or convertible within 60 days of September 20, 2005, are deemed outstanding for computing the percentage of the person holding such options, warrants or convertible notes but are not deemed outstanding for computing the percentage of any other person. As of September 20, 2005, the Company had a total of 110,334,169 shares of Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to the knowledge of the Company, the companies and persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.
(3)	Includes 2,640,000 shares owned directly by Mr. Gottschlich and options exercisable for 11,250 shares within 60 days of September 20, 2005.
(4)	Includes options exercisable for 274,999 shares within 60 days of September 20, 2005.
(5)	Consists of options exercisable for 647,916 shares within 60 days of September 20, 2005.
(6)	Includes options exercisable for 396,749 shares within 60 days of September 20, 2005.
(7)	Includes options exercisable for 65,000 shares within 60 days of September 20, 2005.
(8)	Consists of options exercisable for 147,500 shares within 60 days of September 20, 2005.
(9)	Includes options exercisable for 5,000 shares within 60 days of September 20, 2005.
(10)	Includes options exercisable for 5,000 shares within 60 days of September 20, 2005.
(11)	Includes options exercisable for 5,000 shares within 60 days of September 20, 2005.
(12)	Consists of options exercisable for 21,875 shares within 60 days of September 20, 2005.
(13)	Consists of options exercisable for 25,000 shares within 60 days of September 20, 2005.
(14)	Includes options exercisable for 5,000 shares within 60 days of September 20, 2005.
(15)	Includes options exercisable for 1,610,289 shares within 60 days of September 20, 2005 (see footnotes 3-14).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission (“SEC”) and Nasdaq. Directors, executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of filings with the SEC and written representations by each director and executive officer that no other reports were required, we believe that all of our directors and executive officers have complied with the reporting requirements of Section 16(a) of the Exchange Act during fiscal 2004, except that each of the following directors, Mikael Gottschlich, Daniel Artusi, Carl Neun, Andrew Sukawaty, Eugene Goda, David George and John Clendenin inadvertently filed their Form 4’s late on December 21, 2004 to report their director option grants that were issued on December 6, 2004.

STOCK PERFORMANCE COMPARISON

The following graph compares the cumulative total shareholder returns for Powerwave’s Common Stock with the cumulative total return of the S & P 500 Index, and the S & P Communications Equipment Index. The presentation assumes $100 invested on January 2, 2000 in Powerwave’s Common Stock, the S & P 500 Index and the S & P Communications Equipment Index with all dividends reinvested. No cash dividends were declared on Powerwave’s Common Stock during this period. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

Measurement Period (Fiscal Year Covered)	Powerwave Technologies, Inc.	S & P 500 Index	S & P Communications Equipment Index
2000	$301	$91	$44
2001	$93	$80	$16
2002	$27	$62	$7
2003	$40	$80	$12
2004	$44	$89	$13

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Reports of the Compensation Committee and Audit Committee and the Stock Performance Comparison Graph shall not be incorporated by reference into any such filings.

PROPOSAL 1—ELECTION OF DIRECTORS

The current term of office of all of Powerwave’s directors expires at the 2005 Annual Meeting of Shareholders. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The number of directors fixed by the bylaws of the Company is nine. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Bruce C. Edwards, 51, became Executive Chairman of the Board of Directors of Powerwave in February 2005. Mr. Edwards joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Chief Executive Officer of Powerwave from February 1996 to February 2005 and was President from February 1996 to May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 41, became President and Chief Executive Officer of Powerwave and a member of the Board of Directors in February 2005. Mr. Buschur joined the Company in June 2001 as Chief Operating Officer. In May 2004, Mr. Buschur became President of the Company. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

John L. Clendenin, 71, became Lead Director in February 2005. Mr. Clendenin was non-executive Chairman of the Board of Directors of Powerwave from January 3, 1999 to February 2005 and has been a member of the Board of Directors since May 1998. Mr. Clendenin is a Chairman Emeritus of BellSouth Corporation, a telecommunications holding company. He served as Chairman of the Board of BellSouth until December 31, 1997 and as President and Chief Executive Officer from 1984 until his retirement at the end of 1996. Prior to BellSouth, Mr. Clendenin was President of Southern Bell from April 1981 to December 1983. He also serves on the Board of Directors of Equifax Inc., Acuity Brands, Inc., The Kroger Company and The Home Depot, Inc.

Daniel A. Artusi, 51, joined Powerwave’s Board of Directors in December 2002. Mr. Artusi is Chairman and Chief Executive Officer of ColdWatt, Inc, a provider of high efficiency power supplies for the communications and computer industries. Prior to joining ColdWatt, Inc. in June 2005, Mr. Artusi was President and Chief Executive Officer of Silicon Laboratories Inc., a designer and manufacturer of mixed-signal integrated circuits, having joined the company as Chief Operating Officer in 2001. Mr. Artusi held various positions at Motorola, Inc. from 1977 to 2001. From August 1999 to August 2001, Mr. Artusi served as Corporate Vice President and General Manager of Motorola’s Networking and Computing Systems Group. Mr. Artusi served as Vice President and General Manager of Motorola’s Wireless Infrastructure Division from May 1997 to August 1999 and as General Manager of Motorola’s RF Products Division from April 1996 to May 1997.

David L. George, 52, has been a member of Powerwave’s Board of Directors since November 1995. Since January 2005, he has served as Executive Vice President Operations of the Land Mobile Division of Vertex Standard Inc., a company that designs, manufactures and sells communications equipment for commercial land mobile, amateur radio and general aviation applications. From April 2002 to June 2004, Mr. George served as Chief Operating Officer, Chief Technical Officer and President of the Wireless Communications Division of

Bizcom U.S.A., Inc., a public company specializing in emergency management software solutions and wireless communications systems. Prior to joining Bizcom, Mr. George was in private practice providing consulting services to participants in the wireless industry. From June 2000 to June 2001, he was Executive Vice President of Operations for Securicor Wireless, Inc., a large mobile radio network provider. Mr. George was the co-founder and served as Executive Vice President and Chief Technical Officer of ComSpace Corporation, formerly known as Unique Technologies, International, L.L.C., a wireless technology development company from February 1994 to June 2000. From November 1983 to February 1994, Mr. George served as Vice President, Director of Operations, Commercial Communications Division of Uniden America. A member of the Institute of Electrical and Electronic Engineers for more than 22 years, he holds several patents relating to wireless technology and networks.

Eugene L. Goda, 69, has been a member of Powerwave’s Board of Directors since November 1995. From June 1997 to March 2000, Mr. Goda served as Chairman of the Board, President and Chief Executive Officer of Objectshare Inc., a software company. From October 1991 to October 1995, Mr. Goda served as Chief Executive Officer of Simulation Sciences, Inc., a software company. From July 1989 to September 1991, he served as Chief Executive Officer of Meridian Software Systems.

Carl W. Neun, 61, has been a member of Powerwave’s Board of Directors since February 2000. From 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc. From 1987 to 1993, he was Senior Vice President of Administration and Chief Financial Officer of Conner Peripherals, Inc. Mr. Neun is Chairman of Oregon Steel Mills, Inc. and serves on the Board of Directors of Planar Systems and RadiSys Corp.

Andrew J. Sukawaty, 50, has been a member of Powerwave’s Board of Directors since May 1998. Mr. Sukawaty is Chairman and Chief Executive Officer of Inmarsat PLC and President of Cable Partners Europe L.L.C. Mr. Sukawaty is also a Deputy Chairman of 02, PLC, formerly BT Wireless. He is also Chairman of Xyratex Ltd. From September 1996 to June 2000, Mr. Sukawaty served as President and Chief Executive Officer of Sprint PCS. Prior to joining Sprint PCS, Mr. Sukawaty was Chief Executive Officer of NTL Limited since 1994. From 1989 to 1994, he was Chief Operating Officer of Mercury One-2-One, a PCS service provider in the United Kingdom. Prior to 1989, Mr. Sukawaty held various positions with US WEST, Inc., AT&T and Northwestern Bell.

Mikael R. Gottschlich, 44, has been a member of Powerwave’s Board of Directors since May 2004. Mr. Gottschlich had previously been a member of the Board of LGP Allgon Holding AB since 1997. Mr. Gottschlich was President and Chief Executive Officer of LGP Telecom from June 1993 until April 2002, including certain predecessor companies, specifically MG Instruments from 1993 to 1997 and Arkivator from 1997 to 1999. Since March 2003, Mr. Gottschlich has been a Director of Skanditek Industriförvaltning AB, a publicly held industrial holding company with investments in Swedish companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

How were directors compensated?

Base Compensation

For fiscal 2004, Powerwave’s non-employee directors received a retainer fee of $20,000 per year, payable in quarterly installments, $1,000 for each Board meeting attended (including phone meetings where resolutions were taken) and $1,000 for each Committee meeting attended (including phone meetings where resolutions were taken). Mr. Clendenin, the non-executive Chairman during fiscal 2004, received an additional retainer fee of $20,000 for fiscal 2004 payable in quarterly installments. Directors of the Company who are also employees received no additional compensation for their services as a director.

Options

The 1996 Director Stock Option Plan (the “Director Plan”), as amended, provides that a total of 1,200,000 shares of the Company’s Common Stock are reserved for issuance under the plan. The Director Plan provides that each member of Powerwave’s Board of Directors who is not an employee or paid consultant of the Company will automatically be eligible to receive non-statutory options to purchase Common Stock under the plan. Pursuant to the terms of the Director Plan, each director elected after December 5, 1996, will be granted an initial option under the Director Plan covering 30,000 shares of Common Stock that shall vest at the rate of 25% on the first anniversary of the grant date and the remaining 75% shall vest in equal monthly installments over the following three years. Furthermore, on each anniversary date of December 5, each director who shall have been an eligible participant under the Director Plan for at least six months shall be granted an annual option under the Director Plan to purchase 10,000 shares of Common Stock that vests 100% on the fourth anniversary date of the grant. The Director Plan provides that the exercise price per share of grants issued under the Director Plan shall be equal to 100% of the fair market value of a share of Common Stock on the grant date. All options expire no later than five years after the grant date. As of September 20, 2005, a total of 195,000 options had been exercised under the Director Plan. There were 290,000 options outstanding under the Director Plan as of September 20, 2005 at a weighted average exercise price of $13.19 per share. There were 715,000 shares available for grant under the Director Plan at September 20, 2005.

On December 6, 2004, Messrs. Clendenin, Artusi, George, Goda, Neun, Sukawaty and Gottschlich were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $8.47 per share under the Director Plan in connection with their annual membership on the Board. In addition, Mr. Gottschlich received an option grant for 30,000 shares when he became a member of the Board of Directors upon the closing of the LGP Allgon acquisition in May 2004.

Meetings of the Board of Directors and Meeting Attendance

During the fiscal year ended January 2, 2005, the Board of Directors held nine meetings and took action by written consent two times in lieu of additional meetings. Each director attended 75% of all meetings of the Board of Directors. Each director attended at least 75% of the committee meetings on which that director served.

Attendance at Annual Meetings

All nine board members as of January 2, 2005 attended the 2004 Annual Meeting.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•	All members of the Board of Directors are independent directors, as defined by Nasdaq, excluding the Chief Executive Officer and the Executive Chairman of the Board. Independent directors do not receive consulting, legal or other fees from Powerwave other than Board of Directors and Committee compensation.

•	The independent directors of the Board of Directors meet regularly without the presence of management.

•	All of our employees, officers and directors are subject to Powerwave’s Code of Business Conduct and Ethics Policy. The ethics policy meets the requirements of Nasdaq, as well as the code of ethics requirements of the SEC.

•	Directors stand for re-election every year.

•	The Board of Director’s current policy is to separate the roles of Chairman of the Board and Chief Executive Officer.

•	The Audit and Compensation Committees consist entirely of independent directors.

•	At least annually, the Board of Directors review Powerwave’s business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions, if any.

•	As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Code of Ethics

The Company has adopted a “code of ethics” as defined in Item 406(b) of SEC Regulation S-K that applies to all employees of the Company, including the Company’s principal executive officer, principal financial officer and principal accounting officer. This code of ethics is designed to comply with the Nasdaq marketplace rules related to codes of conduct. A copy of our Code of Business Conduct and Ethics Policy is attached as Exhibit 14 to the Company’s Form 10-K for the year ended December 28, 2003 that was filed with the SEC on February 13, 2004. A copy of our Code of Business Conduct and Ethics Policy is also posted on our website at www.powerwave.com and is available upon written request.

How do the shareholders communicate with the Company’s Board of Directors?

Powerwave’s Board of Directors has adopted a formal process by which shareholders may communicate with members of the Board. Shareholders who wish to communicate with the Board may do so by emailing comments to boardofdirectors@pwav.com or by sending written communications addressed to:

Board of Directors

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

All communications will be compiled by the Secretary of Powerwave and submitted to the Board or the individual directors on a periodic basis.

Changes to the Board since 2004

On February 11, 2005, Bruce C. Edwards, who was Powerwave’s Chief Executive Officer since 1996, resigned as Chief Executive Officer of Powerwave and became Executive Chairman of the Board. Ronald Buschur, President and Chief Operating Officer of Powerwave, became President and Chief Executive Officer of Powerwave and a member of the Board of Directors. John Clendenin, who joined Powerwave’s Board of Directors in May 1998 and had been non-executive Chairman of the Board since January 1999, became Lead Director. Dag Tigerschiold, who joined Powerwave’s Board of Directors in May 2004, resigned as a Director of Powerwave.

What committees has the Board established?

The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees. The following table displays the membership of the various committees. All committee members served for the entire year with the exception of those previously discussed in “Changes to the Board since 2004” above.

Board Committee Membership(1)

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Artusi	—	✓	✓
Ronald Buschur	—	—	—
John Clendenin	—	✓	C
Bruce Edwards	—	—	—
David George	✓	—	✓
Eugene Goda	✓	—	✓
Mikael Gottschlich	—	—	—
Carl Neun	C*	—	✓
Andy Sukawaty	—	C	✓

C	Committee Chairman
✓	Member
*	Audit Committee Financial Expert
(1)	As of September 20, 2005

Audit Committee and Audit Committee Financial Expert

The Company has a standing Audit Committee and the current members of this committee are David L. George, Eugene L. Goda, and Carl W. Neun, all of whom are independent under both Section 10A of the Securities Act of 1934 (“Exchange Act”) and under the Nasdaq marketplace rules. The Company’s Board of Directors has determined that Carl W. Neun is an audit committee financial expert as such term is defined in Item 401(h) of SEC Regulation S-K. For Mr. Neun’s relevant experience, see his biography listed in “Directors” above. For additional information about the Audit Committee, see “Report of the Audit Committee” below.

Compensation Committee

The current members of the Compensation Committee are Daniel Artusi, John Clendenin and Andy Sukawaty. The primary responsibility of the Compensation Committee is to set the compensation of the Chief Executive Officer and to set the compensation of other executive officers of Powerwave based upon the recommendation of the Chief Executive Officer. The Compensation Committee also reviews management organization, development and significant employee benefit programs. For additional information about the Compensation Committee, see “Executive Compensation” and “Report of the Compensation Committee On Executive Compensation” below. During fiscal year 2004, the Compensation Committee held four meetings and took action by written consent three times in lieu of additional meetings.

Nominating and Corporate Governance Committee

During the first three months of 2004, the Company had a Corporate Governance Committee which was comprised of all non-employee directors. In April 2004, the Company established a nominating committee and combined this function with the Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board. A copy of our Nominating and Corporate Governance Committee Charter is posted on our website at www.powerwave.com.

The current members of the Nominating and Corporate Governance Committee are Daniel Artusi, John Clendenin, David George, Eugene Goda, Carl Neun and Andy Sukawaty, all of whom are independent directors under the Nasdaq marketplace rules. The primary purposes of the Nominating and Corporate Governance Committee are assisting the Board by identifying and recommending individuals qualified to become Board members and serve as committee members, recommending to the Board corporate governance guidelines and leading the Board in reviewing the effectiveness of its structure and composition. During fiscal year 2004, the Nominating and Corporate Governance Committee held four meetings. The current slate of director nominees were recommended by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, having business experience, and having high moral character, however the committee retains the right to modify these minimum qualifications from time to time. The Nominating and Corporate Governance Committee’s process for identifying and evaluating nominees is as follows:

•	In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Powerwave during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Powerwave during their term.

•	In the case of new director candidates, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for Nasdaq purposes which determination is based upon the Company’s charter and bylaws, applicable securities laws, the rules and regulations of the U.S. Securities and Exchange Commission, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

In evaluating prospective candidates, the Nominating and Corporate Governance Committee considers the following general factors: (1) character, including the reputation for personal integrity; (2) the ability to work well with others; (3) experience that is of particular relevance to the Company; (4) the ability to devote sufficient time to the affairs of the Company and the responsibilities of a director; and (5) business acumen and judgment.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. Such recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, 1801 E. St. Andrew Place, Santa Ana, California 92705. A recommendation or notice of intention to nominate a director must include the following information for each candidate: (i) name, age, business and residence address; (ii) principal occupation or employment and, if applicable, a description of all arrangements or understandings between the shareholders and such candidate; (iii) the number of shares of Powerwave common stock beneficially owned; and (iv) any other information that is required by law to be disclosed in connection with solicitations of proxies for the election of directors. The notice/recommendation must also include the name and residence address of the person making the recommendation and a representation as to the number of shares held of record by such person. The stockholder must also state if they intend to appear in person or by proxy at the meeting to nominate the person specified in the notice. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders must submit the notice of intention to make a nomination not less than 45 days nor more than 90 days prior to the meeting, or if Powerwave gives less than 55 days notice or prior public disclosure of the meeting date, the notice of nomination must be received within 10 business days after the meeting date is announced. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon whether the candidate was recommended by a stockholder.

Certain Relationships and Transactions with Management and Others

The Company has entered into indemnification agreements with its directors and certain executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

Report of the Audit Committee

Powerwave management has overall responsibility for Powerwave’s financial reporting process, including the system of internal controls, as well as the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent auditors are responsible for performing an independent audit of Powerwave’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent auditors also review Powerwave’s quarterly condensed consolidated financial statements included on Form 10-Q and advise the Company with regards to accounting principles generally accepted in the United States of America. The Audit Committee assists Powerwave’s Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s accounting and financial reporting process. Such assistance includes oversight by the Audit Committee of the integrity of Powerwave’s financial statements and systems of internal accounting and financial controls, the independent auditors’ qualification, independence and performance, and Powerwave’s programs for compliance with its business conduct and conflict of interest policies as established by management and the Board of Directors. The Audit Committee reports its findings to the Board of Directors.

In addition, subject to ratification by the shareholders, the Audit Committee recommends a firm of certified public accountants to perform the annual independent audit of Powerwave’s consolidated financial statements and to issue a report thereon; approves the nature of and the fees for both audit and non-audit services provided by the independent auditors prior to the performance of such services; and reviews the scope of work and the reported results of Powerwave’s independent auditors.

The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Audit Committee (the “Charter”) and ratified by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends changes to the Charter for Board approval. All members of the Audit Committee qualify as an “independent” director as required by and in compliance with the applicable rules of the U.S. Securities and Exchange Commission and in compliance with the current listing standards of Nasdaq.

As part of fulfilling its responsibilities for overseeing management’s conduct of Powerwave’s financial reporting process for fiscal year 2004, the Audit Committee held six meetings during fiscal 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Powerwave’s independent auditors, Deloitte & Touche LLP. During these meetings, the Audit Committee reviewed and discussed Powerwave’s audited financial statements with management. Additionally, the Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit, considered various areas of oversight relating to the financial reporting and audit processes that it determined appropriate, and

•	Reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements contained in Powerwave’s Annual Report on Form 10-K for the year ended January 2, 2005;

•	Discussed with Deloitte & Touche LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit;

•	Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1; and

•	Discussed with Deloitte & Touche LLP the firm’s independence and considered whether the provision of non-audit services by Deloitte & Touche LLP to Powerwave is compatible with maintaining the independence of Deloitte & Touche LLP.

Based upon the review and discussions described above, the Audit Committee concluded that the independence of Deloitte & Touche LLP was not compromised by the provision of non-audit services to Powerwave during fiscal year 2004. In addition, based upon the review and discussions described above, the Audit Committee also recommended to the Board of Directors that the audited consolidated financial statements be included in Powerwave’s Annual Report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the U.S. Securities and Exchange Commission.

Members of the Audit Committee:

Carl Neun, Chairman

David George

Eugene Goda

Audit and Non-Audit Fees

The Audit Committee regularly reviews and determines whether specific projects or expenditures with our independent auditors, Deloitte & Touche LLP and their affiliates (“Deloitte & Touche”), potentially affect their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Deloitte & Touche. Pre-approval is generally provided by the Audit Committee for up to one year, is detailed as to the particular service or category of services to be rendered, and is generally subject to a specific budget. The Audit Committee may also pre-approve additional services or specific engagements on a case-by-case basis. Management is required to provide quarterly updates to the Audit Committee regarding the extent of any services provided in accordance with this pre-approval, as well as the cumulative fees for all non-audit services incurred to date.

The following table sets forth the aggregate fees billed to us by Deloitte & Touche for the fiscal year ended January 2, 2005 and December 28, 2003:

	Fiscal Years Ended
	January 2, 2005	December 28, 2003
Audit Fees(1)
Audits of financial statements and statutory accounts	$390,651	$265,925
Audit of internal controls over financial reporting	216,532	—

Total audit fees	607,183	265,925

Audit-Related Fees(2)
Registration statements	511,868	639,406

Total audit-related fees	511,868	639,406

Tax Fees(3)
Tax compliance	54,588	34,500
Other tax consulting	1,490	15,148

Total tax fees	56,078	49,648

Total Fees	$1,175,129	$954,979

(1)	Includes fees for professional services rendered for the audit of Powerwave’s annual financial statements and review of Powerwave’s annual report on Form 10-K for the fiscal years 2004 and 2003, for the audit of Powerwave’s internal controls over financial reporting for fiscal 2004, and reviews of the financial statements included in Powerwave’s quarterly reports on Form 10-Q for the first three quarters of fiscal 2004 and 2003.
(2)	Includes fees for professional services rendered in fiscal 2004 and 2003, in connection with statutory or regulatory filings and SEC registration statements, primarily related to the Company’s acquisition of LGP Allgon and the Company’s 2003 and 2004 convertible debt offerings.
(3)	Includes fees for professional services rendered in fiscal 2004 and 2003, in connection with tax compliance (including U.S. federal and international returns) and tax consulting.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

Powerwave’s compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee’s members consist of directors who are independent from the executive officers or management of the Company. Powerwave’s executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize shareholder value. The programs are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of our shareholders.

Compensation Policy

Powerwave’s executive compensation programs are based on the belief that the interests of the executives should be closely aligned with the Company’s shareholders. In support of this philosophy, a meaningful portion of each executive’s compensation is placed at-risk and is linked to the accomplishment of specific results that are expected to lead to the creation of value for Powerwave’s shareholders from both a short-term and long-term perspective. With this pay-for-performance and shareholder alignment orientation, Powerwave’s compensation policies and programs are designed to (1) attract, develop, reward and retain highly qualified and productive individuals; and (2) motivate executives to improve the overall performance and profitability of Powerwave.

There are three primary components of executive compensation: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position, the individual’s contribution to corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company’s size and complexity, and changes in the executive’s responsibilities. The Compensation Committee approves all changes to executive officers’ salaries.

Annual Management Bonus

Powerwave maintains a cash bonus plan for executive officers of the Company. The bonus plan is intended to provide incentives to executive officers of the Company in the form of cash bonus payments for achieving certain objective performance goals based on annual and quarterly revenue and earnings per share targets. The performance targets are established at the beginning of a fiscal year on the basis of an annual budget and are approved by the Compensation Committee of the Board of Directors. Each executive officer has an annual target bonus amount that is based on a percentage of his or her base salary. The annual target bonus amount for the executives range from 30% to 100% of annual base salary and these target percentages are approved by the Compensation Committee of the Board of Directors. With respect to fiscal 2005, if the objective performance criteria are fulfilled for a quarter of fiscal 2005, each executive officer will receive up to 20% of his or her annual target bonus amount. In the fourth quarter of 2005, an executive officer may receive an additional 20% of the annual target bonus amount (bringing the total for the fourth quarter of 2005 to 40% of the annual target bonus amount) based on individual subjective performance criteria. The individual performance targets are established at the beginning of a fiscal year and these targets are designed to further Powerwave’s corporate goals. Payment of these quarterly bonuses is dependent on the Company achieving specific revenue and earnings per share targets for each fiscal quarter of fiscal 2005 and no amounts attributable to individual performance are paid unless the Company first achieves the Company performance targets for the fiscal year.

On February 10, 2005, the Compensation Committee of the Board of Directors of Powerwave awarded discretionary cash bonuses of $29,100 to Bruce C. Edwards, $17,000 to Ronald J. Buschur, $13,601 to Kevin T. Michaels, $13,001 to Robert J. Legendre and $7,844 to Johan H. Ek. In addition, the Compensation Committee awarded Mr. Michaels an additional $5,000 in January 2004 in recognition of his efforts related to the LGP Allgon acquisition.

Stock Options

Stock options are designed to align the interests of executives with those of the shareholders. Stock option grants may be made to executive officers when one of the following events occurs: upon initial employment, upon promotion to a new, higher level position that entails increased responsibilities and accountability, for the recognition of superior performance, or as an incentive for continued service with Powerwave as well as continued superior performance. For executive officers, the Chairman of the Board of Directors or the Chief Executive Officer recommends the number of options to be granted within a range associated with the individual executive’s salary level, and presents this to the Compensation Committee and the entire Board of Directors for their review and approval. The Compensation Committee takes into account the total compensation offered to its executives when considering the number of options awarded. The Chief Executive Officer and the Chief Financial Officer comprise the members of the Company’s Option Committee, and are empowered by the Board of Directors and the Compensation Committee to grant options to non-officer employees of the Company up to a grant amount of 20,000 shares per employee. All grants for employees of the Company in excess of this amount are submitted to the Compensation Committee or the Board of Directors for approval. All grants for executive officers of Powerwave are submitted to both the Compensation Committee and the entire Board of Directors for approval. In fiscal 2004, Mr. Buschur, Mr. Michaels and Mr. Legendre each received an option grant as an incentive for continued service to the Company and Mr. Ek received an option grant when he was named President of the Company’s European Business Unit upon the closing of the LGP Allgon acquisition. See “Executive Officers—Option Grants In Fiscal 2004” below.

CEO Compensation

The principal components of compensation for Bruce C. Edwards who served as the Chief Executive Officer for fiscal 2004, included base salary and a bonus. The Compensation Committee increased Mr. Edwards’ base salary from $440,000 to $485,000, effective October 1, 2004, based on an assessment of the nature of his position, comparable market salary, contribution to corporate goals, and experience with Powerwave. Mr. Edwards was paid a cash bonus of $29,100 in February 2005 for recognition of the Company’s performance in the fourth quarter of fiscal 2004. In fiscal 2004, Mr. Edwards was not granted any options to purchase shares of Powerwave’s Common Stock.

Policy Regarding Section 162(m) of the Internal Revenue Code

The Compensation Committee has reviewed Powerwave’s executive compensation plans to determine if revisions may be necessary due to the provisions of Section 162(m) of the Internal Revenue Code which generally disallows a tax deduction to public corporations for compensation paid to any of the corporation’s executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, Powerwave’s ability to obtain a corporate tax deduction for compensation paid to executive officers of Powerwave to the extent consistent with the best interests of the Company and its shareholders. The Compensation Committee continually reviews Powerwave’s existing executive compensation plans and will propose changes, if necessary and reasonable, to ensure compliance with the provisions of Section 162(m) which allow performance-based compensation to be excluded from the deduction limits.

Members of the Compensation Committee:

Andrew Sukawaty, Chairman

Daniel Artusi

John Clendenin

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During fiscal 2004, all of the members of the Compensation Committee consisted of independent directors and none of the members of the Compensation Committee either was or previously had been an employee of the Company or any of its subsidiaries or otherwise had a relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

Executive Officers

We currently have five executive officers elected to serve on an annual basis by the Board of Directors. The following summary sets forth certain information regarding Powerwave’s executive officers:

Bruce C. Edwards, 51, became Executive Chairman of the Board of Directors of Powerwave in February 2005. Mr. Edwards joined the Company in February 1996 as President and Chief Executive Officer and Director. Mr. Edwards was Chief Executive Officer of Powerwave from February 1996 to February 2005 and was President from February 1996 to May 2004. Mr. Edwards was Executive Vice President, Chief Financial Officer and Director of AST Research, Inc., a personal computer company, from July 1994 to December 1995 and Senior Vice President, Finance and Chief Financial Officer of AST Research, Inc. from March 1988 to July 1994. Mr. Edwards currently serves on the Board of Directors of Emulex Corporation.

Ronald J. Buschur, 41, became President and Chief Executive Officer of Powerwave and a member of the Board of Directors in February 2005. Mr. Buschur joined the Company in June 2001 as Chief Operating Officer. In May 2004, Mr. Buschur became President of the Company. Prior to joining the Company, Mr. Buschur held various positions at HMT Technology/Komag, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. From 1993 to 1994, Mr. Buschur was Director of Quality at Maxtor, a disk drive company. Mr. Buschur held various managerial positions at Digital Equipment Corporation, a computer manufacturer from 1987 to 1993.

Kevin T. Michaels, 47, is presently the Chief Financial Officer and Secretary of Powerwave. Mr. Michaels joined the Company in June 1996 as Vice President, Finance and Chief Financial Officer and was appointed Secretary in June 1996. Mr. Michaels was named Senior Vice President, Finance in February 2000. Prior to joining the Company, Mr. Michaels worked for AST Research, Inc. for eight years, most recently as Vice President, Treasurer from October 1995 to June 1996. From July 1991 to October 1995, Mr. Michaels was Treasurer of AST Research, Inc. and from June 1988 to June 1991, he was Assistant Treasurer.

Robert J. Legendre, 48, became Senior Vice President Global Operations of Powerwave in September 2005. Mr. Legendre joined the Company in July 2002, as Vice President of Supply Chain Management and Operations. Mr. Legendre was named President of the Americas and Asia business unit in May 2004 following the completion of the exchange offer for all of the shares of LGP Allgon. Prior to joining the Company, Mr. Legendre was Vice President of Global Supply Chain Management and Operations for InFocus Corp., a manufacturer of video projectors from June 2001 to July 2002. From May 2000 to May 2001, Mr. Legendre was Vice President of Worldwide Materials at Pemstar Corporation, a supplier of engineering, product design and automation and test services. From October 1996 to April 2000, Mr. Legendre was Vice President and Managing Director of Operations for Western Digital’s disk drive manufacturing operations in Singapore.

Gregory K. Gaines, 52, became Vice President Global Sales and Marketing of Powerwave in April 2005. Mr. Gaines joined the Company in November 2004 as Vice President Sales and Marketing America’s and Asia. Prior to joining the Company, Mr. Gaines held various strategic account management positions at Intel Corporation from 2000 to 2004, and was Worldwide Alliance Director before joining Powerwave. From 1998 to 2000 he was senior marketing manager for Compaq Computer Corporation. Prior to Compaq, Mr. Gaines was with Digital Equipment Corporation from 1981 to 1998. In the 16 years he was with Digital held management positions in sales and marketing, manufacturing and engineering.

Summary Compensation Table

The following table sets forth summary information concerning compensation paid by or accrued for services rendered to the Company in all capacities during the past three fiscal years to the Company’s Chief Executive Officer and to each of the four additional executive officers whose salary and bonus exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

	Fiscal Year	Annual Compensation							Long-term Compensation Awards—Options	All Other Compensation
Name and Principal Position		Salary		Bonus		Other

Bruce C. Edwards Chief Executive Officer(1)	2004 2003 2002	$ $ $	459,884 438,077 416,539	$ $ $	29,100 — 100,800	$ $ $	28,820 29,818 24,191	(2) (2) (2)	— — 400,000	$ $ $	— — —

Ronald J. Buschur President and Chief Operating Officer(1)(3)	2004 2003 2002	$ $ $	431,254 395,238 348,462	$ $ $	17,000 — 56,000	$ $ $	22,617 18,430 5,910	(4) (4) (4)	200,000 200,000 100,000	$ $ $	— 6,972 101,797	(5) (6)

Kevin T. Michaels Senior Vice President, Finance, Chief Financial Officer and Secretary	2004 2003 2002	$ $ $	343,481 297,619 274,231	$ $ $	18,601 — 44,000	$ $ $	29,978 28,605 22,060	(7) (7) (7)	200,000 75,000 75,000	$ $ $	— — —

Robert J. Legendre President, Americas and Asia Business Unit(8)	2004		$327,425		$13,001		$30,643	(9)	200,000		$—

Johan H. Ek President, European Business Unit(10)	2004		$194,544		$17,055		$48,555	(11)	150,000		$—

(1)	In February 2005, Mr. Edwards became Executive Chairman of the Board and Mr. Buschur became Chief Executive Officer. Mr. Edwards was also President of the Company through May 2004 at which time Mr. Buschur became President.
(2)	Includes $6,204, $11,388 and $11,477 of 401(k) matching contributions, and $22,616, $18,430 and $12,714 of insurance premium payments during fiscal years 2004, 2003 and 2002, respectively.
(3)	In May 2004, Mr. Buschur became President, in addition to Chief Operating Officer of the Company. In February 2005, Mr. Buschur became Chief Executive Officer of the Company.
(4)	Includes of $22,617, $18,430 and $5,910 of insurance premium payments during fiscal years 2004, 2003 and 2002, respectively.
(5)	Consists of $6,972 of reimbursement related to costs associated with Mr. Buschur’s relocation to Southern California.
(6)	Consists of $101,797 of reimbursement related to costs associated with Mr. Buschur’s relocation to Southern California.
(7)	Includes $7,361, $10,175 and $9,346 of 401(k) matching contributions, and $22,617, $18,430 and $12,714 of insurance premium payments during fiscal years 2004, 2003 and 2002, respectively.
(8)	In May 2004, Mr. Legendre became President of the Company’s Americas and Asia Business Unit. In September 2005, Mr. Legendre became Senior Vice President Global Operations.
(9)	Includes $8,027 of 401(k) matching contributions, and $22,616 of insurance premium payments during fiscal year 2004.
(10)	In May 2004, Mr. Ek became President of the Company’s European Business Unit. Mr. Ek ceased serving as President, European Business Unit, effective September 5, 2005.
(11)	Includes $40,441 of pension contributions, and $8,114 of insurance premium and other benefit payments during fiscal year 2004.

Option Grants in Fiscal 2004

The following table sets forth certain information concerning grants of options to each of Powerwave’s Named Executive Officers during the fiscal year ended January 2, 2005. In addition, in accordance with the rules and regulations of the SEC, the following table sets forth the hypothetical gains that would exist for the options based on the assumption that the stock price were to appreciate annually by 5% and 10%, respectively. These rates do not represent Powerwave’s estimate or projection of future Common Stock prices and no assurance can be given that the share price will appreciate at the rates shown in the table.

Option Grants During Fiscal 2004

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price ($/Share)(2)	Expiration Date(3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name						5%		10%
Bruce C. Edwards	—		—	—	—	—		—
Ronald J. Buschur	200,000	(4)	12.5%	$5.01	07/21/2014	$630,152	(5)	$1,596,930	(5)
Kevin T. Michaels	200,000	(4)	12.5%	$5.01	07/21/2014	$630,152	(5)	$1,596,930	(5)
Robert J. Legendre	200,000	(4)	12.5%	$5.01	07/21/2014	$630,152	(5)	$1,596,930	(5)
Johan H. Ek	150,000	(6)	9.4%	$6.98	05/03/2014	$658,453	(7)	$1,668,648	(7)

(1)	Options to purchase an aggregate of 1,602,500 shares of Common Stock were granted to employees, including the Named Executive Officers, during the fiscal year ended January 2, 2005.
(2)	The exercise price of each option is equal to the fair market value of Common Stock on the date of the grant.
(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(4)	Subject to continued employment with the Company, the options become exercisable beginning on July 21, 2005.
(5)	The amount assumes a Common Stock price of $8.16 at 5% appreciation and $12.99 at 10% appreciation. There is no guarantee that the Common Stock price will actually appreciate to these levels.
(6)	Subject to continued employment with the Company, the options become exercisable beginning on May 3, 2005.
(7)	The amount assumes a Common Stock price of $11.37 at 5% appreciation and $18.10 at 10% appreciation. There is no guarantee that the Common Stock price will actually appreciate to these levels.

Aggregated Option Exercises and Values for Fiscal 2004

The following table sets forth certain information concerning the exercise of options by each of Powerwave’s Named Executive Officers during fiscal 2004, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of January 2, 2005. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of Powerwave’s Common Stock.

Aggregated Option Exercises During Fiscal 2004 and Option Values at January 2, 2005

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 01/02/05		Value of Unexercised In-the-Money Options at 01/02/05(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce C. Edwards	—	$—	191,666	158,334	$588,415	$486,085
Ronald J. Buschur	—	$—	468,749	431,251	$296,893	$1,086,107
Kevin T. Michaels	—	$—	312,687	282,813	$781,917	$886,611
Robert J. Legendre	—	$—	94,375	300,625	$169,613	$883,488
Johan H. Ek	—	$—	—	150,000	$—	$225,000

In accordance with the SEC’s rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, the fair market value per share is deemed to be $8.48, Powerwave’s closing Common Stock price reported by Nasdaq on December 31, 2004, the last trading day of fiscal year 2004.

Employment Agreements and Change-in-Control Arrangements

Effective August 1, 2003, Powerwave entered into severance agreements with Bruce C. Edwards, Ronald J. Buschur and Kevin T. Michaels. Mr. Edwards’ severance agreement provides that if his employment is terminated without “cause” or if he voluntarily resigns for “good reason” (as such terms are defined below), he shall be entitled to (i) a lump-sum payment equal to three times his “total annual compensation;” and (ii) continued group health insurance for a period of thirty-six months. For purposes of this agreement, “total annual compensation” is defined as base salary for the year in which employment terminates plus the greater of Mr. Edwards’ target bonus for the year in which employment terminates or the actual bonus paid in the prior year. Mr. Buschur and Mr. Michaels have executed identical severance agreements, except that the severance payment amount is two times their total annual compensation, and the period of continued health coverage is twenty-four months. In May 2005, following Mr. Buschur’s election as Chief Executive Officer, his severance agreement was amended to increase his severance payment to three times his total annual compensation and the period of continued health coverage was changed to thirty-six months.

Effective August 1, 2003, Powerwave also entered into change of control agreements with Mr. Edwards, Mr. Buschur and Mr. Michaels. Mr. Edwards’ change in control agreement provides that if in anticipation of, connection with, or within two years following a “change in control,” Mr. Edwards’ employment is terminated without “cause”, or if Mr. Edwards voluntarily resigns for “good reason”, then Mr. Edwards shall be entitled to (i) a lump-sum payment equal to three times his total annual compensation; (ii) continued health insurance for a period of thirty-six months; and (iii) the immediate vesting of all unvested stock options held by Mr. Edwards. For purposes of this agreement, the term “total annual compensation” has the same definition as provided in the severance agreement. Mr. Buschur and Mr. Michaels have executed identical change in control agreements, except that the lump sum payment is two times their total annual compensation, and the period of continued health insurance coverage is twenty-four months. In May 2005, following Mr. Buschur’s election as Chief Executive Officer, his severance agreement was amended to increase his severance payment to three times his total annual compensation and the period of continued health coverage was changed to thirty-six months.

Effective August 2003, Powerwave entered into a Change in Control Agreement with Robert Legendre which provides that if in anticipation of, or within twelve months following, a “change in control” of Powerwave, Mr. Legendre’s employment is terminated without “cause” or if Mr. Legendre voluntarily resigns with “good reason”, then he shall be entitled to (i) a lump sum payment equal to 1.5 times his annual salary plus his target bonus for the year in which the termination occurs; and (ii) continued health coverage for a period of eighteen months.

In January 2005, Powerwave Technologies Sweden AB signed an employment agreement with Johan H. Ek, effective May 2004, under which Mr. Ek is employed as President of Powerwave’s European Business Unit. The agreement provides for a base salary of 1,852,000 SEK ($254,396 based on the SEK/USD exchange rate of 7.28 SEK to $1.00). If the agreement is terminated by Powerwave without cause, Mr. Ek is entitled to receive six months of notice or to receive his full pay and benefits during the notice period. In addition, Mr. Ek will receive a lump sum payment equal to 12 months of base salary, payable at the end of the notice period. If Mr. Ek’s employment is terminated within 12 months following a change of control or if Mr. Ek resigns for good reason following a change of control, Mr. Ek is entitled to receive six months of notice and a severance payment equal to 12 months of base salary, plus his target bonus for the year in which the termination occurs.

For purposes of these agreements, “cause” means the continued, unreasonable refusal or omission by the employee to perform any material duties required of him by the Company, if such duties are consistent with duties customary for his position; any material act or omission by the employee involving malfeasance or gross negligence in the performance of his duties to, or material deviation from any of the policies or directives of the Company; conduct on the part of the employee which constitutes the breach of any statutory or common law duty of loyalty to the Company, including the unauthorized disclosure of material confidential information or trade secrets of the Company; or any illegal act by employee which materially and adversely affects the business of the Company or any felony committed by employee, as evidenced by conviction thereof, provided that the Company may suspend the employee with pay while any allegation of such illegal or felonious act is investigated.

The term “good reason” means any of the following, without the employee’s written consent: a reduction by the Company in the employee’s compensation that is not made in connection with an across the board reduction of all the Company’s executive salaries; a reduction by the Company of the employee’s benefits from those he was entitled to immediately prior to the termination of employment or a change in control, whichever occurs first, that is not made in connection with an across the board reduction of all the Company’s benefits; the failure of the Company to obtain an agreement from any successor to the Company, or purchaser of all or substantially all of the Company’s assets, to assume the severance agreement or change in control agreement; the assignment of duties to the employee which reflect a material adverse change in authority, responsibility or status with the Company or any successor; a relocation of the employee to a location more than 30 miles from the location where the employee was regularly assigned to immediately prior to the employee’s termination of employment or a change in control, whichever occurs first; or a failure by the Company to pay any portion of the employee’s compensation within ten (10) days of the date due.

These agreements define “change in control” as the occurrence of any of the following events: (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent of the outstanding securities of Powerwave; (ii) a merger or consolidation in which Powerwave is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Powerwave in incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of Powerwave; (iv) a complete liquidation or dissolution of Powerwave; or (v) any reverse merger in which Powerwave is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

PROPOSAL 2—APPROVAL OF THE 2005 STOCK INCENTIVE PLAN

APPROVAL OF ADOPTION OF THE 2005 STOCK INCENTIVE PLAN AND THE

AUTHORIZATION OF THE ISSUANCE OF 7,500,000 SHARES OF COMMON STOCK THEREUNDER

General

Powerwave’s shareholders are being asked to approve the 2005 Stock Incentive Plan (the “2005 Plan”) which will be in addition to the Company’s 1995 Stock Option Plan, the 1996 Stock Incentive Plan, the 2000 Stock Option Plan, the 2002 Stock Option Plan and the 1996 Director Stock Option Plan. The 2005 Plan authorizes the issuance of up to 7,500,000 shares of the Company’s Common Stock pursuant to the terms of the 2005 Plan. The purposes of the 2005 Plan are to attract and retain the best available personnel for positions of substantial responsibility with the Company and to provide participants with additional incentives in the form of a variety of equity awards which will encourage them to acquire a proprietary interest in, and to align their financial interests with those of the Company and it shareholders.

In addition to the proposed 2005 Stock Incentive Plan, the Company also maintains the 1995 Stock Option Plan, the 1996 Stock Incentive Plan, the 2000 Stock Option Plan, the 2002 Stock Option Plan and the 1996 Director Stock Option Plan. As of September 20, 2005, there were a total of 160,261 options outstanding under the 1995 Stock Option Plan, 4,505,839 options outstanding under the 1996 Stock Incentive Plan, 2,010,970 options outstanding under the 2000 Stock Option Plan, 1,128,015 under the 2002 Stock option Plan and 290,000 options outstanding under the 1996 Director Stock Option Plan.

As of September 20, 2005, there were a total of 1,094,499 options available to grant to employees. These consisted of 1,860 options available for grant under the 1995 Stock Option Plan, 109,501 options available for grant under the 1996 Stock Incentive Plan, 441,414 options available for grant under the 2000 Stock Option Plan, and 541,724 options available under the 2002 Stock Option Plan. In addition, as of September 20, 2005, there were 715,000 options available for grant under the 1996 Director Stock Option Plan.

The Board of Directors has unanimously approved the 2005 Plan subject to stockholder approval at the Annual Meeting.

Description of the 2005 Plan

The 2005 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including non-qualified stock options, restricted stock grants, unrestricted stock grants, stock appreciation rights and restricted stock units. Participants in the 2005 Plan may be granted any one of the equity awards or any combination thereof, as determined by the Board of Directors. The following is a summary of the principal provisions of the 2005 Plan. This summary is qualified in its entirety by reference to the full text of the 2005 Plan, which is attached as Exhibit A to this Proxy Statement.

Purpose of the 2005 Plan. The purpose of the 2005 Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the common stock of the Company and by promoting increased ownership of the common stock by such individuals. The 2005 Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent.

Shares Reserved for Issuance. We have reserved 7,500,000 shares of common stock for issuance under the 2005 Plan. As of September 20, 2005, there were 110,334,169 shares of Company common stock outstanding.

Limits on Awards. A maximum of 7,500,000 shares of common stock may be issued and sold under all awards, restricted and unrestricted, granted under the 2005 Plan. Of such aggregate limit, the maximum number of shares of common stock that may be issued under all awards of restricted stock, restricted stock units and stock awards, in the aggregate, shall be 3,000,000 shares. Additionally, with respect to stock appreciation rights (or “SARs”) discussed below, when a SAR is exercised, the number of shares subject to such SAR award agreement shall be counted against the number of shares of common stock available for issuance under the 2005 Plan, regardless of the number of shares of common stock used to settle such SAR upon exercise. The maximum number of shares of common stock that may be subject to stock options, stock appreciation rights, restricted stock, stock units and stock awards, in the aggregate, granted to any one Participant (as defined below) during any single fiscal year period shall be 500,000 shares. The foregoing limitations shall each be applied on an aggregate basis taking into account awards granted to a Participant under the 2005 Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any affiliate thereof.

Shares of common stock issued and sold under the 2005 Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any award involving the issuance of shares of common stock is forfeited, cancelled, repurchased by or returned to the Company for failure to satisfy vesting requirements or other conditions of the award, or otherwise terminates without an issuance of shares of common stock being made thereunder, the shares of common stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to awards under the 2005 Plan pursuant to such limitations. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

Administration. The 2005 Plan is to be administered by either the Board of Directors or one or more committees designated by the Board (the “Committee”). The Committee shall have such powers and authority as may be necessary or appropriate to carry out the functions of the Committee as described in the 2005 Plan. Subject to the express limitations of the 2005 Plan, the Committee shall have authority in its discretion to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The Committee may prescribe, amend and rescind rules and regulations relating to the 2005 Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Additionally, the Committee may delegate to one or more officers of the Company the ability to grant and determine terms and conditions of awards under the 2005 Plan to certain employees, and the Committee may delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the 2005 Plan.

Eligibility. Any person who is an employee of the Company or any affiliate thereof, any person to whom an offer of employment with the Company has been extended, as determined by the Committee, or any person who is a non-employee director is eligible to be designated by the Committee to receive awards and become a participant under the 2005 Plan (a “Participant” or the “Participants.”)

Types of Plan Awards

The 2005 Plan includes the following equity compensation awards: non-qualified stock options, restricted stock awards, unrestricted stock awards, stock appreciation rights and restricted stock units, which are described below.

Stock Options. All stock options granted under the 2005 Plan are non-qualified stock options, which are options that are not subject to the provisions of Section 422 of the Internal Revenue Code.

The exercise price per share of a stock option shall not be less than the fair market value of the Company’s common stock on the date the option is granted, provided that the Committee may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of the Company’s common stock on the date the option is granted. The exercise price is payable in cash, shares of the Company’s stock owned by the Participant exercising the option, through a broker-assisted cashless exercise or otherwise as provided by the Committee. The Committee shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted. Following the termination of a Participant’s service to the Company, an option shall only be exercisable as provided in an option agreement.

All stock options are nontransferable except (i) upon the Participant’s death, or (ii) for the transfer of all or part of the stock option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of the proposed transfer.

Prohibition Against Repricing. Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such a stock option previously granted under the 2005 Plan, or otherwise approve any modification to such a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

Stock Appreciation Rights. A stock appreciation right entitles a Participant, upon settlement, to receive a payment based on the increase of the value of the Company’s stock from the time the stock appreciation right is granted until the time it is exercised (or settled). Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a stock appreciation right at any time.

Stock appreciation rights shall be subject to such vesting and exercisability requirements as specified by the Committee in individual award agreements. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. The maximum term of a stock appreciation right shall be ten years from the date the right is granted. The base price of a stock appreciation shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any stock appreciation right shall not be less than 100 percent of the fair market value of the shares of common stock of the Company on the date the right is granted.

A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of common stock of the Company on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Payment of the amount determined under the foregoing shall be made in shares of the Company’s common stock valued at their fair market value on the date of exercise or payment.

Awards made under the 2005 Plan involving deferrals of income, including stock appreciation rights, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to Participants. These requirements include limitations on election timing, including the timing of exercise of stock appreciation rights, acceleration of payments, and distributions of awards and award proceeds. The Company intends to structure any awards under the 2005 Plan, including awards of stock appreciation rights, to meet the applicable tax law requirements in Internal Revenue Code Section 409A in order to avoid these adverse tax consequences.

Prohibition Against Repricing. Subject to anti-dilution adjustment provisions in the 2005 Plan, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board of Directors shall cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such a stock appreciation right previously granted under the 2005 Plan, or otherwise approve any modification to such a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

Restricted Stock Awards. Restricted stock awards represent shares of the Company’s common stock granted subject to restrictions on transfer and vesting requirements as determined by the Committee. The terms of a restricted stock award may require the Participant to pay a purchase price for the shares, or the Committee may provide that no payment is required. The restrictions imposed on shares granted under a restricted stock award shall lapse in accordance with the vesting requirements specified by the Committee in the award agreement, provided that the Committee may accelerate the vesting of a restricted stock award at any time. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a restricted stock award are not satisfied prior to the termination of the Participant’s service, the award shall be forfeited and the shares of common stock subject to the award shall be returned to the Company. If the Participant paid for the restricted shares, then upon a termination of a Participant’s service, the Company shall have the right to repurchase any restricted shares for the original purchase paid by the Participant.

Shares granted under any restricted stock award may not be transferred, assigned or made subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the restricted stock award being forfeited and returned to the Company (or repurchased by the Company, if the Participant paid for the restricted shares).

Subject to the provisions of the 2005 Plan and the applicable award agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an award agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the restricted stock award.

Restricted Stock Unit Awards. A recipient of a restricted stock unit award is entitled to receive a payment based on the fair market value of a number of shares of the Company’s common stock on the applicable date of delivery or other time period of determination, as specified by the Committee. A stock unit award shall be subject to such restrictions and conditions as the Committee shall determine. A stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

On the date the award is granted, the Committee shall in its discretion determine the vesting requirements with respect to a stock unit award, which may include the attainment of specified performance goals established by the Committee. Such vesting requirements shall be set forth in the award agreement, provided that the Committee may accelerate the vesting of a stock unit award at any time.

A stock unit award shall become payable to a Participant at the time or times determined by the Committee and set forth in the award agreement, which may be upon or following the vesting of the award. Payment of restricted stock unit awards shall be made, in shares of the Company’s common stock, subject to applicable tax withholding requirements. Participants shall not have any rights as a stockholder with respect to the shares subject to a restricted stock unit award until such time as shares of common stock are delivered to the Participant pursuant to the terms of the award agreement. Depending on their terms, stock unit awards may be subject to

Internal Revenue Code Section 409A, which in certain circumstances will result in adverse tax consequences to Participants. The Company intends to structure any stock unit awards under the 2005 Plan to meet the applicable tax law requirements of Internal Revenue Code Section 409A in order to avoid these consequences.

Stock Awards. A stock award granted to a Participant represents shares of the Company’s common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2005 Plan and the award agreement. A stock award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee may, in connection with any stock award, require the payment of a specified purchase price.

Subject to the provisions of the 2005 Plan and the applicable award agreement, upon the issuance of the common stock under a stock award the Participant shall have all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Change in Control

Awards under the 2005 Plan are subject to special provisions upon the occurrence of a “change in control” (as defined in the 2005 Plan) transaction with respect to the Company. Under the 2005 Plan, the Committee shall provide in each award agreement for vesting arrangements upon a change in control. Such arrangements may provide for full acceleration of vesting upon a change in control, or may permit the assumption and/or replacement of an award in a change in control transaction where the vesting of such award does not accelerate.

Section 162(m) Awards

Awards of options and stock appreciation rights granted under the 2005 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock, stock units and stock awards may qualify under Section 162(m) of the Internal Revenue Code if the terms of the award state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.

Term of 2005 Plan

The 2005 Plan shall terminate on September 20, 2015, which is the tenth anniversary of the date of its adoption by the Board of Directors. The Board of Directors may, in its discretion and at any earlier date, terminate the 2005 Plan. Notwithstanding the foregoing, no termination of the 2005 Plan shall adversely affect any award theretofore granted without the consent of the Participant or the permitted transferee of the award.

New Plan Benefits

Future awards to our employees and directors are discretionary. Therefore, the benefits that may be received by our employees and directors if the Company’s shareholders approve the 2005 Plan cannot be determined at this time. In addition, because the value of the common stock issuable under aspects of the 2005 Plan will depend on the fair market value of the Company’s common stock at future dates, it is not possible to determine exactly the benefits that might be received by Participants under the 2005 Plan.

Equity Compensation Plan Information

All equity compensation plans under which our Common Stock is reserved for issuance have previously been approved by our shareholders. There are no equity compensation plans which have not previously been approved by our shareholders. We have no other equity compensation plans other than our stock option plans. The following table provides summary information as of January 2, 2005, and September 20, 2005, for all of our stock option plans:

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares of Common Stock Remaining Available for Future Issuance under our Stock Option Plans (Excluding Securities Reflected in Column (a))
Plans approved by shareholders	8,949,251	$10.90	1,709,903
Plans not approved by shareholders	—	—	—

Total as of January 2, 2005	8,949,251	$10.90	1,709,903

Plans approved by shareholders	8,095,085	$10.92	1,809,499
Plans not approved by shareholders	—	—	—

Total as of September 20, 2005	8,095,085	$10.92	1,809,499

The weighted average remaining contractual life of all of our stock option plans as of September 20, 2005 is 4.96 years.

Summary of Federal Income Tax Consequences of the 2005 Plan

The following is a brief summary of certain federal income tax consequences of participation in the 2005 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2005 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each Participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Non-Qualified Stock Options. Generally, no taxable income is recognized by a Participant upon the grant of a non-qualified stock option if at the time of grant the exercise price for such option is equal to or greater than the fair market value of the stock to which such option relates. Under the 2005 Plan, the exercise price for all stock options shall be equal to or greater than the fair market value of the Company’s common stock underlying each stock option, measured at the date of grant. Upon exercise, however, the Participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the Participant who is an employee of the Company be subject to income tax withholding by the Company out of the Participant’s current compensation. If such compensation is insufficient to pay the taxes due, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the Participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the Participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the Participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the Participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the Participant on the already-owned shares exchanged (however, the Participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the Participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the Participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the Participant plus the amount of income recognized by the Participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the Participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Stock. If no election is made under Section 83(b) of the Internal Revenue Code and repurchase rights are retained by the Company, a taxable event will occur on each date the Participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The Participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a Participant who is an employee will be subject to income tax withholding by us out of the Participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the Participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. The Participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If instead an Internal Revenue Code Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by us, then the Participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Stock Appreciation Rights. Generally, no taxable income is recognized by a Participant receiving a non-vested stock appreciation right payable in stock at the time the stock appreciation right is granted where the base value is equal to the fair market value of the Company’s stock. Upon exercise and settlement, the spread between the then current market value and the base price will be taxed as ordinary income to the Participant at the time it is received.

We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the Participant is required to recognize as a result of the settlement.

Restricted Stock Unit Awards. Restricted stock unit awards are generally includable in income in the year shares underlying the stock units are received or made available to the Participant without substantial limitations or restrictions. However, depending on their terms, restricted stock unit awards may be subject to Internal Revenue Code Section 409A, discussed below, which in certain circumstances will result in adverse tax consequences to Participants. Generally, we will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

Stock Awards. Stock awards are includable in the Participant’s income in the year received in an amount equal to the fair market value of the shares received, less the purchase price paid (if any). We will be entitled to deduct the amount the Participant includes in income as a compensation expense in the year of payment.

Deferred Compensation. Any deferrals made under the 2005 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Internal Revenue Code Section 409A to avoid adverse tax consequences to Participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, discounted stock options, and other awards that provide the Participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2005 Plan to meet the applicable tax law requirements under Internal Revenue Code Section 409A in order to avoid its adverse tax consequences.

Tax Withholding. Participants are responsible for payment of any taxes or similar charges required by law to be withheld from an award or an amount paid in satisfaction of an award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR THE APPROVAL OF THE 2005 STOCK INCENTIVE PLAN.

PROPOSAL 3—APPROVAL OF THE AMENDMENT TO THE 1996

DIRECTOR STOCK OPTION PLAN

The Board of Directors has unanimously approved an Amendment to the 1996 Director Stock Option Plan, subject to shareholder approval at the Annual Meeting, a copy of which is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference (the “Director Plan Amendment.”) The Board is unanimously recommending that our shareholders approve the Director Plan Amendment that would extend the term of the Director Plan from its current expiration date of December 5, 2006 to December 5, 2016. The extension in the term of the Director Plan is necessary because the term of the Director Plan will expire as of December 5, 2006.

Summary of 1996 Director Stock Option Plan

On October 7, 1996, the Company’s shareholders approved the 1996 Director Stock Option Plan (the “Director Plan”), which became effective December 5, 1996. The Director Plan was first amended in 1998 to increase the number of shares available for issuance pursuant to options to 400,000. The Director Plan was subsequently amended on July 17, 2002 to increase the annual option grants to continuing non-employee Directors to 10,000 shares of the Company’s Common Stock. The primary purposes of the Director Plan are to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their associations with the Company.

After adjustments to reflect a 3-for-1 stock split occurring on May 16, 2000, the Director Plan provides for the grant of options to purchase up to an aggregate of 1,200,000 shares of Common Stock of the Company. There are currently 290,000 options outstanding under the Director Plan, and 715,000 shares remaining available for issuance pursuant to stock options under the Director Plan. The Director Plan provides that each member of the Company’s Board of Directors who is not an employee or paid consultant of the Company automatically will be eligible to receive options to purchase stock under the Director Plan. Pursuant to the terms of the Director Plan, each newly-elected Director will be granted an initial option under the plan covering 30,000 shares of Common Stock on the date such person becomes a Director, which option shall vest as to 25% of the shares per year over four (4) years, beginning on the date of grant. Furthermore, on each anniversary date thereof, each director who shall have been an eligible participant under the Director Plan for at least six (6) months shall be granted an annual option under the Director Plan to purchase 10,000 shares of Common Stock, which option shall vest in full on the fourth anniversary of the date of grant. Persons eligible to participate in the Director Plan include all of our non-employee Directors. Currently, seven of our Directors are considered eligible to receive stock options under the Director Plan.

The exercise price of each option granted under the Director Plan is 100 percent of the fair market value (as defined in the Director Plan) of a share of our Common Stock on the date such option is granted. The exercise price shall be paid to us in cash or, under certain circumstances, in shares of our Common Stock valued at fair market value on the date of exercise. If an optionee ceases to be a director for any reason other than death, permanent disability or retirement from the Board, any option that is then vested will remain exercisable for 90 days following the date of such cessation. If a Director dies, or if a former Director dies within 90 days following the date of termination of service as a Director, any option that is then held by him will continue fully in effect for one year following the date of death, and shall be exercisable by his executors, administrators or any person or persons to whom his option is transferred by will or by the laws of descent and distribution. If a Director becomes permanently disabled and as a result ceases service as a Director, any option that is then held by him will continue fully in effect for six months following the date of termination of service as a Director.

In the event of a merger of the Company with or into another corporation, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the “Continuing Directors” (as defined in the Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation. The Director Plan provides for an adjustment in the number of shares covered by stock options granted and exercise prices upon a subdivision or consolidation of shares, a recapitalization, stock split, stock dividend, merger and certain other corporate events.

Summary of Federal Income Tax Consequences of the Director Plan

Options granted under the Director Plan are required to be non-qualified stock options. There are generally no federal tax consequences to a Director or to us upon the grant of a stock option under the Director Plan. A Director or former Director will recognize compensation income, and we will generally be entitled to a tax deduction, on the date of the exercise of a non-qualified stock option equal to the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the stock option exercise price. If the exercise price is paid in whole or in part in shares of our Common Stock, no income, gain or loss is recognized by a Director or former Director on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. Subject to limited exceptions, the fair market value of the remainder of the shares received upon exercise of a non-qualified option, determined as of the date of exercise, less the amount of cash paid upon exercise, if any, is treated as compensation income received by the Director or former Director and is deductible by us for tax purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE APPROVAL OF THE AMENDMENT TO THE 1996 DIRECTOR STOCK

OPTION PLAN.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITORS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent accounting firm of Deloitte & Touche LLP, certified public accountants, to audit the consolidated financial statements of Powerwave and its subsidiaries for the 2005 fiscal year. Deloitte and Touche LLP has audited the accounts and records of Powerwave and its subsidiaries since 1995. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Board will reconsider the appointment of independent public auditors.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL

TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

INDEPENDENT AUDITORS OF THE COMPANY FOR THE 2005 FISCAL YEAR.

ANNUAL REPORT

Powerwave’s 2004 Annual Report, including Form 10-K (without exhibits), is being forwarded to each shareholder with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Submitted by:

Kevin T. Michaels

Chief Financial Officer and Secretary

Dated: September 28, 2005

EXHIBIT A—

POWERWAVE TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

POWERWAVE TECHNOLOGIES, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSES OF THE PLAN

1.1 Purpose. The purpose of Powerwave Technologies, Inc.’s 2005 Stock Incentive Plan is to further align the interests of employees and directors with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

ARTICLE 2

DEFINITIONS

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 Affiliated Company. “Affiliated Company” means any entity that would be deemed an “affiliate” of the Company for purposes of Rule 12b-2 of the Exchange Act.

2.2 Award. “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Stock Award granted under the Plan.

2.3 Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.4 Board. “Board” means the Board of Directors of the Company.

2.5 Change in Control. “Change in Control” shall mean the occurrence of any of the following events:

(a) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company;

(b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(c) The sale, transfer or other disposition of all or substantially all of the assets of the Company;

(d) A complete liquidation or dissolution of the Company; or

(e) Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

2.6 Code. “Code” means the Internal Revenue Code of 1986, as amended.

2.7 Common Stock. “Common Stock” means the Company’s common stock, par value $.0001 per share.

2.8 Committee. “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1 below.

2.9 Company. “Company” means Powerwave Technologies, Inc., a Delaware corporation.

2.10 Date of Grant. “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.11 Disability. “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.12 Eligible Person. “Eligible Person” means any person who is an employee of the Company or any Affiliated Company, or any person to whom an offer of employment with the Company or any Affiliated Company is extended, as determined by the Committee, or any person who is a Non-Employee Director.

2.13 Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on the Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.15 Non-Employee Director. “Non-Employee Director” means any member of the Board who is not an employee of the Company.

2.16 Nonqualified Stock Option. “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option as defined in Section 422 of the Code.

2.17 Participant. “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.18 Performance-Based Exception. “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

2.19 Plan. “Plan” means this Powerwave Technologies, Inc. 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

2.20 Restricted Stock Award. “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that is issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

2.21 Restricted Stock Unit Award. “Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a corresponding number of shares of Common Stock, payable in shares of Common Stock, to be paid or distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.22 Service. “Service” means a Participant’s employment with the Company or any Affiliated Company, or a Participant’s service as a Non-Employee Director with the Company, as applicable.

2.23 Stock Award. “Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and repurchase conditions.

2.24 Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Award Agreement.

2.25 Stock Option. “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

ARTICLE 3

ADMINISTRATION

3.1 Administration of Plan. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to one or more Committees. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. Without limiting the foregoing, the Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and the regulations promulgated thereunder, and Section 16 and Rule 16b-3 of the Exchange Act. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation

Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4 Grants to Non-Employee Directors. Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued and sold under all Awards granted under the Plan shall be 7,500,000 shares. Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued under all Restricted Stock Awards, Restricted Stock Unit Awards and Stock Awards under the Plan shall be limited to 3,000,000 shares. Additionally, with respect to Stock Appreciation Rights (or “SARs”), when a SAR is exercised, the number of shares subject to such SAR Award Agreement shall be counted against the number of shares of Common Stock available for issuance under the Plan, regardless of the number of shares of Common Stock used to settle such SAR upon exercise. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Stock Awards, in the aggregate, granted to any one Participant during any fiscal year period shall be 500,000 shares. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.

4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event.

ARTICLE 5

PARTICIPATION AND AWARDS

5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 14.1 hereof.

ARTICLE 6

NONQUALIFIED STOCK OPTIONS

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. All Stock Options granted under the Plan are Nonqualified Stock Options.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or an Affiliated Company for a specified time period (or periods), or on the attainment of specified performance goals established by the Committee in its discretion.

6.4 Term and Termination of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as otherwise provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or any Affiliated Company.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate, for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise, (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to, and at the time of payment of, the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 14.2 hereof or (ii) for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Stock Option shall be prohibited other than in accordance with Section 14.2 hereof.

6.7 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

7.2 Vesting of Stock Appreciation Rights. Stock Appreciation Rights granted under the Plan shall be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or an Affiliated Company for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made in shares of Common Stock, valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq.

7.5 Compliance with Code Section 409A. Notwithstanding anything in this Article 7 to the contrary, all Awards of Stock Appreciation Rights must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 8

RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may provide that no payment is required (subject to Section 153 of the Delaware General Corporation Law or other applicable law), or require the payment by the Participant of a specified purchase price, in connection with any Restricted Stock Award.

8.2 Vesting Requirements; Repurchase Rights. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, which may be based on the continued Service of the Participant with the Company or an Affiliated Company for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the shares of Common Stock subject to the Award may be repurchased by the Company, at the Company’s election, at a repurchase price set forth in the Restricted Stock Award, but not less than the purchase price paid by the Participant.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE 9

RESTRICTED STOCK UNIT AWARDS

9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

9.2 Vesting of Restricted Stock Unit Awards. On the Date of Grant, the Committee shall in its discretion determine the vesting requirements with respect to a Restricted Stock Unit Award, which may include the attainment of specified performance goals established by the Committee. Such vesting requirements shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time.

9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, as determined by the Committee. Restricted Stock Unit Awards shall be payable in shares of Common Stock, subject to applicable tax withholding requirements.

9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

ARTICLE 10

STOCK AWARDS

10.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.

10.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 11

CHANGE IN CONTROL

11.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

(a) The Committee shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.

(b) If the terms of an outstanding Stock Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Option had the Stock Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Stock Option.

(c) If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.

(d) Outstanding Stock Options and Stock Appreciation Right shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Stock Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(e) The Committee shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

11.2 Excise Tax Limit. In the event that the vesting of Awards together with all other payments and the value of any benefit received or to be received by a Participant would result in all or a portion of such payment being subject to the excise tax under Section 4999 of the Code, then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable Federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 11 shall be made by the accounting firm that is the Company’s then outside auditor (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

ARTICLE 12

FORFEITURE EVENTS

12.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2 Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliated Company shall be terminated for “cause,” as defined in any Award Agreement, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Affiliated Company that defines the term “cause,” such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 12.2.

ARTICLE 13

PERFORMANCE-BASED COMPENSATION

13.1 Performance Measures. The Committee may specify that the attainment of the general performance measures set forth in this Article 13 may determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or dividend equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): revenues, earnings per share, pro forma earnings per share (excluding one time and nonrecurring items and acquisition related charges and expenses), gross profit margins, pro forma gross profit margins, inventory turns, pro forma inventory turns, economic value created, market share (actual or targeted growth), net income (which may be pro forma and adjusted for nonrecurring items and before or after taxes), operating income, adjusted net income after capital charge, return on assets (actual, pro forma or targeted growth), return on capital (actual, pro forma or targeted growth), return on equity (actual, pro forma or targeted growth), return on investment (actual, pro forma or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, revenue targets, gross margin targets, pro forma gross margin targets, net income or pro forma net income targets, earnings per share or pro forma earnings per share targets, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, Affiliated Companies or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or dividend equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

ARTICLE 14

GENERAL PROVISIONS

14.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

14.2 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative, except as provided herein or in any Award Agreement. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

14.3 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

14.4 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any Affiliated Company, or interfere in any way with the right of the Company or any Affiliated Company to terminate the Participant’s employment or other service relationship for any reason at any time.

14.5 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.6 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a

Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.8 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.9 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

ARTICLE 15

EFFECTIVE DATE; AMENDMENT AND TERMINATION

15.1 Effective Date. The Plan shall become effective following its adoption by the Board and its approval by the Company’s shareholders on the date of the 2005 Annual Meeting of Shareholders. The term of the Plan shall be ten years from the date of adoption by the Board, subject to Section 14.3 hereof.

15.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the Nasdaq Stock Market or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

15.3 Termination. The Plan shall terminate on September 20, 2015, which is the tenth anniversary of the date of its adoption by the Board. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

EXHIBIT B—

AMENDMENT TO 1996 DIRECTOR STOCK OPTION PLAN

Section 6 of the 1996 Director Stock Option Plan shall be revised to read in full as follows:

“Term of Plan.” The Plan was adopted on the Offering Date. The Plan shall continue in effect until December 5, 2016, unless sooner terminated pursuant to Section 12 of the Plan.”

B-1

POWERWAVE TECHNOLOGIES, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 10, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned shareholder(s) of Powerwave Technologies, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 28, 2005, and nominates, constitutes and appoints Ronald J. Buschur and Kevin T. Michaels, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Gaylord Texan Hotel, 1501 Gaylord Trail, Grapevine, TX 76051, on Thursday, November 10, 2005 at 2:00 p.m., Central Time, and any and all adjournments thereof, as fully with the same force and effect as the undersigned might or could do if personally present thereat, upon and in respect of the matters described below and in accordance with the instructions below:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED “FOR” THE ELECTION OF THE NINE NOMINEES LISTED BELOW AND “FOR” PROPOSAL 2, 3 AND 4 UNLESS OTHERWISE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

MARK, SIGN AND DATE YOUR PROXY CARD

DETACH YOUR PROXY CARD

RETURN YOUR PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED

(continued from other side)

Powerwave Technologies, Inc.

1 . Election of Directors. Authority to elect the nine (9) persons named in the Notice of Annual Meeting of Shareholders dated September 28, 2005, to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

The nominees are: Daniel A. Artusi, John L. Clendenin, Bruce C. Edwards, David L. George, Eugene L. Goda, Mikael R. Gottschlich, Carl W. Neun, Andrew J. Sukawaty, Ronald J. Buschur

To withhold authority to vote for any individual Nominee, write that Nominee’s name in the space provided below.

FOR all listed Nominees (except as indicated to the contrary below)

WITHHOLD AUTHORITY to vote for all listed Nominees

2. Approval of the 2005 Stock Incentive Plan. To approve the adoption of the 2005 Stock Incentive Plan which authorizes the issuance of up to 7,500,000 shares of common stock thereunder through a variety of equity vehicles including non-qualified stock options, restricted stock grants, stock appreciation rights and restricted stock units.

FOR

AGAINST

ABSTAIN

3. Approval of the Amendment to the 1996 Director Stock Option Plan. To approve the Amendment to the 1996 Director Stock Option Plan to extend the term of such plan for ten years.

FOR

AGAINST

ABSTAIN

4. Ratification of Appointment of Independent Auditors. To ratify the appointment of Deloitte & Touche LLP as independent auditors.

FOR

AGAINST

ABSTAIN

In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Number of SharesDated: , 2005

(Please Print Name of Shareholder(s))

(Signature of Shareholder(s)) (Please date this Proxy and print and sign your name as it appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

I/We do do not expect to attend the Annual Meeting.

Number of Persons to attend:

Please Detach Here

You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope